Exhibit 99.1

Cullinan Therapeutics Shares New Clinical Data Across Its Portfolio of T Cell Engager Programs Targeting CD19 and BCMA in Autoimmune Diseases

CLN-978 (CD19 TCE) EULAR data demonstrated potential for immune reset, including remissions, in both systemic lupus erythematosus (SLE) and rheumatoid arthritis (RA)

CLN-978 data from the first RA multi-dose regimen cohort demonstrated robust efficacy, including clinical remission in a poly-refractory patient, with a favorable safety profile

Initial velinotamig (BCMA TCE) data show promising clinical activity, including complete renal responses in lupus nephritis, supporting potential in plasma cell–driven autoimmune diseases

Complementary T cell engager portfolio unlocks broad commercial opportunity across B cell–driven and autoantibody-mediated diseases

Management to host Immunology Day event today at 8:30 a.m. ET

CAMBRIDGE, Mass., June 10, 2026 (GLOBE NEWSWIRE) -- Cullinan Therapeutics, Inc. (Nasdaq: CGEM), a clinical-stage biopharmaceutical company accelerating potential first- or best-in-class, disease-modifying T cell engagers in autoimmune diseases and cancer, today reported clinical data and outlined global clinical development plans for CLN-978, a CD19xCD3 T cell engager, and velinotamig, a BCMAxCD3 T cell engager.

“We continue to build strong momentum across our T cell engager portfolio and are highly encouraged by the compelling data we have generated for our immunology programs, which demonstrate the broader potential of T cell engagers in autoimmune diseases. Importantly, these data also support our strategy to develop differentiated CD19 and BCMA T cell engagers, designed to address the full spectrum of B cell– and plasma cell–driven autoimmune diseases. For CLN-978, our OUTRACE SLE and RA clinical trials show that in heavily pretreated patients, all of whom discontinued background immunosuppressive therapies prior to study entry, CLN-978 achieved clinical remissions and deep B cell depletion, including indicators of immune reset. These data support the potential for CLN-978 to deliver durable, treatment-free remissions in the community out-patient setting, representing a meaningful shift in how these diseases may be managed. With our global clinical footprint, we are prepared to advance quickly into the next phase of development, including planned indication expansion,” said Nadim Ahmed, President and Chief Executive Officer, Cullinan Therapeutics. “In parallel, velinotamig has demonstrated promising early clinical efficacy, including complete renal responses, with pharmacodynamic effects aligned with its mechanism. Based on these initial observations, we are focused on expanding the current dataset and advancing into additional autoantibody-mediated conditions with high unmet need. Looking ahead, we have a defined path of multiple near-term catalysts anticipated for both programs, with additional multi-dose data for CLN-978 in RA next quarter and in SLE in Q4, and additional data for velinotamig before the end of the year.”

CLN-978 (CD19xCD3 T cell engager): Treatment-refractory moderate to severe SLE and difficult-to-treat RA

Data cutoff: May 20, 2026

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New multi-dose data in the Phase 1 OUTRACE RA clinical trial demonstrate the robust efficacy profile of CLN-978 observed in two heavily pre-treated, poly-refractory patients, including a DAS28-ESR remission in one patient
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A patient refractory to immediate prior rituximab experienced a DAS28-ESR remission, with a baseline disease score of 4.0 quickly reduced to 2.2 at week 4 and maintained through the latest follow-up at week 8
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Achievement of clinical remission was associated with rapid reduction in RA-associated autoantibodies
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Safety data for the first three patients with SLE treated with a multi-dose regimen in the Phase 1 OUTRACE SLE clinical trial are consistent with the favorable safety profile observed in the initial RA multi-dose cohort presented at the European Alliance of Associations for Rheumatology (EULAR) 2026 Congress
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Clinical observations in SLE patients with nephritis, notably rapid improvement in proteinuria, support planned evaluation of CLN-978 in patients with lupus nephritis, with Phase 2a expansion expected to begin in early 2027
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The Company plans to report additional multi-dose regimen data for RA in Q3 2026 and SLE in Q4 2026

Velinotamig (BCMAxCD3 T cell engager): Treatment-refractory autoimmune diseases driven by long-lived plasma cells

Data cutoff: May 15, 2026

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In the first two patients with refractory SLE who had completed treatment with four intravenous doses of velinotamig (3 µg/kg on day 1 followed by three doses of 10 µg/kg), at the time of the data cut-off, both patients experienced rapid and marked reductions in SLEDAI-2K scores and proteinuria and both achieved complete renal response

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SLEDAI-2K scores were 16 and 14 at baseline, respectively, and at the latest follow-up at week 8 were 0 and 2, respectively
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Clinical improvements correlated with pharmacodynamic changes consistent with the mechanism of action of velinotamig
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Velinotamig demonstrated a favorable safety profile in both patients, with no cytokine release syndrome (CRS) or immune effector cell–associated neurotoxicity syndrome (ICANS) observed
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Additional multi-dose regimen data in patients with SLE from the Genrix Bio clinical trial in China expected to be shared in Q4 2026
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Cullinan plans to initiate a Phase 1/2a clinical trial in Q1 2027 in patients with autoimmune cytopenias, including immune thrombocytopenia (ITP) and autoimmune hemolytic anemia (AIHA), autoantibody-mediated diseases with high unmet need

Cullinan Therapeutics Immunology Day Event Today

Cullinan Therapeutics will host an Immunology Day event today at 8:30 a.m. ET. Key opinion leaders Dr. Ricardo Grieshaber-Bouyer and Dr. John Tesser will join Cullinan Therapeutics management to discuss the data and their clinical perspectives. A webcast will be available via the events page of the Company’s investor relations website at https://investors.cullinantherapeutics.com/events.

About CLN-978

CLN-978 is a novel, differentiated and highly potent CD19xCD3 bispecific T cell engager. CLN-978 triggers T cell–redirected lysis of CD19-expressing target cells in vitro and in vivo. CLN-978 is engineered to achieve very high affinity binding to CD19 to efficiently target B cells, including those with very low CD19 levels. Small in molecular size (65 kDa), CLN-978 contains two single-chain variable fragments, one binding with very high affinity to the CD19 target and the other binding to CD3 on T cells, and a single-domain antibody binding to human serum albumin to extend half-life. CLN-978 was developed by an internal Cullinan team and is a wholly owned asset. CLN-978 has the potential to offer a convenient, off-the-shelf, subcutaneously delivered therapeutic option for patients with autoimmune diseases such as rheumatoid arthritis, systemic lupus erythematosus, and Sjögren’s disease.

About OUTRACE RA and OUTRACE SLE

OUTRACE RA and OUTRACE SLE are global Phase 1 studies of CLN-978 evaluating safety, as well as effects on disease activity and the immune system. Both studies are currently recruiting.

OUTRACE RA enrolls patients with active rheumatoid arthritis (DAS28-ESR ≥3.2) who have been treated with ≥2 prior targeted treatments and have evidence of B cell–driven disease. Assessments include DAS28, synovial ultrasound, and optional synovial and lymph node biopsies.

OUTRACE SLE enrolls patients with active systemic lupus erythematosus (hSLEDAI ≥6) who have been treated with at least one biologic or immunosuppressive agent and are seropositive. Assessments include hSLEDAI, CLASI, and physician global assessment.

About Rheumatoid Arthritis (RA)

Rheumatoid arthritis (RA) is a chronic autoimmune disease primarily characterized by inflammation of the joints, which can lead to pain, swelling, stiffness, and permanent joint damage.1,2 The disease often affects multiple joints simultaneously, commonly the hands, wrists, and feet, but it can also involve other organ systems.2 Roughly 5.3 million adults live with rheumatoid arthritis across the U.S., France, Germany, Italy, Spain, the UK, Japan, and Australia, and the disease is more common in women than men.3-10 While disease-modifying antirheumatic drugs (DMARDs) have improved treatment outcomes, many patients continue to rely on chronic immunosuppression, have inadequate responses, experience disease flares, and face significant impairments in quality of life.11

About Systemic Lupus Erythematosus (SLE)

Systemic lupus erythematosus (SLE) is a chronic, heterogeneous autoimmune disease in which the immune system attacks a patient’s own tissues. The most common manifestations of SLE include skin rashes, arthritis, extreme fatigue, and low fevers. Lupus nephritis (LN) is a kidney disease and the most common severe manifestation of SLE. Approximately 40% of patients with SLE develop LN, which has a 10-year 30% mortality rate.12,13 The prevalence of SLE in the US is estimated at 160,000 to 320,000 cases and SLE affects approximately 3.4 million individuals globally.14,15 SLE is more prevalent in women14,16 and people of color.16 It occurs most often in people between the ages of 15 and 45 years but can occur in childhood or later in life as well.17 Currently available treatments can reduce the signs and symptoms of SLE; however, they do not routinely induce treatment-free remission, and most patients require lifelong immune suppression that treats symptoms without modifying the course of disease.18-20

About Velinotamig

Velinotamig is a BCMAxCD3 bispecific T cell engager designed to redirect cytotoxic T cells to target BCMA-expressing cells including pathogenic, autoantibody-producing plasma cells. Velinotamig is engineered with high-affinity binding to BCMA and lower affinity binding to CD3, with the goal of enhancing target cell depletion while minimizing non-specific T cell activation and associated toxicity. By targeting BCMA-expressing cells, velinotamig has the potential to address autoimmune diseases driven by pathogenic autoantibodies.

Cullinan holds a global (ex-Greater China), all indication, exclusive license to velinotamig from Genrix Bio. Genrix Bio is currently evaluating velinotamig in a Phase 1b/2a clinical trial in patients with refractory systemic lupus erythematosus (SLE) in China, with additional autoimmune indications under consideration. Cullinan Therapeutics plans to initiate a global basket trial of velinotamig in autoimmune cytopenias, including immune thrombocytopenia (ITP) and autoimmune hemolytic anemia (AIHA).

About Autoimmune Cytopenias

Autoimmune cytopenias are a heterogeneous group of rare, immune-mediated blood disorders that involve the destruction of blood cells by the immune system, and, in some cases, impaired production of blood cells.21 Autoimmune cytopenias can be serious, chronic, and potentially life-threatening, leading to bleeding, severe anemia, and debilitating fatigue, and often place a significant burden on patients.21-23 With a significant unmet need for treatment options, many patients remain on chronic immunosuppression, experience persistent or relapsing disease, and have impaired quality of life.22-23

Cullinan Therapeutics plans to initiate clinical research in autoimmune cytopenias including immune thrombocytopenia (ITP) and autoimmune hemolytic anemia (AIHA).

About Cullinan Therapeutics

Cullinan Therapeutics, Inc. (Nasdaq: CGEM) is a biopharmaceutical company developing potential first- or best-in-class, disease-modifying T cell engagers for autoimmune diseases and cancer. Cullinan pursues promising therapeutic targets while leveraging core expertise in T cell engagers, which are established in oncology and are now advancing into autoimmune diseases. With a clinical-stage pipeline built on a rigorous scientific approach and purposeful innovation, Cullinan is advancing its mission to deliver new standards of care for patients. Learn more about Cullinan at https://cullinantherapeutics.com/, and follow Cullinan on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding the Company’s beliefs and expectations regarding: the implications of the initial safety data and observed efficacy from the Company’s ongoing Phase 1 OUTRACE RA and OUTRACE SLE clinical trials; the implications of the initial safety data and observed efficacy from the ongoing Phase 1 clinical trial in velinotamig; the Company’s clinical development plans and anticipated development timelines for CLN-978 and velinotamig; the clinical and therapeutic potential of both CLN-978 and velinotamig, including their therapeutic potential in additional indications; the Company’s beliefs regarding the broader potential of T cell engagers in the treatment of autoimmune diseases and its planned strategy to develop differentiated CD19 and BCMA T cell engagers; and other statements that are not historical facts. The clinical trials referenced in this press release are ongoing, and the data described are interim, subject to change, and based on data available as of a specified date. As patient enrollment continues and additional follow-up data is obtained, the reported safety profile and other clinical outcomes may change materially. There can be no assurance that the interim results will be predictive of final clinical trial results or that additional data will confirm or support these observations. The words “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “plan,” “potential,” “project,” “pursue,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management's current expectations and beliefs of future events and are subject to known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: uncertainty regarding the timing and results of clinical trial data and regulatory submissions; the risk that any INDs, NDAs or other global regulatory submissions we may file with the United States Food and Drug Administration or other global regulatory agencies are not cleared on our expected timelines, or at all; the success of our clinical trials and preclinical studies; the risks related to our ability to protect and maintain our intellectual property position; the risks related to manufacturing, supply, and distribution of our product candidates; the risk that any one or more of our product candidates, including those that are co-developed, will not be successfully developed and commercialized; the risk that the results of preclinical studies or clinical trials will not be predictive of future results in connection with future studies or clinical trials; and the success of any collaboration, partnership, license or similar agreements. These and other important risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except to the extent required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Moreover, except as required by law, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made.

Contacts

Investors
Nick Smith
+1 401.241.3516
Nsmith@cullinantx.com

Media
Rose Weldon
+1 215.801.7644
Rweldon@cullinantx.com

References

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Hunter, T. M., et al. (2017). Prevalence of rheumatoid arthritis in the United States adult population in healthcare claims databases, 2004–2014. Rheumatology International, 37(9), 1551–1557. https://doi.org/10.1007/s00296-017-3726-1

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Guillemin, F., et al. (2005). Prevalence of rheumatoid arthritis in France: 2001. Annals of the Rheumatic Diseases, 64(10), 1427-1430. https://doi.org/10.1136/ard.2004.029199
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Abhishek, A., et al. (2017). Rheumatoid arthritis is getting less frequent: Results of a nationwide population-based cohort study. Rheumatology (United Kingdom), 56(5), 736–744. https://doi.org/10.1093/rheumatology/kew468
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Tian, J. et al. (2022). Global epidemiology of systemic lupus erythematosus: A comprehensive systematic analysis and modelling study. Annals of the Rheumatic Diseases, 82(3), 351–356. https://doi.org/10.1136/ard-2022-223035

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Dall’Era, M. (2013). Chapter 21. Systemic lupus erythematosus. In J. B. Imboden, D. B. Hellmann, & J. H. Stone (Eds.), CURRENT Diagnosis & Treatment: Rheumatology (3rd ed.). McGraw-Hill. https://accessmedicine.mhmedical.com/content.aspx?aid=57272268
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Jourde-Chiche, N. et al. (2024) An era of immunosuppressant withdrawal in systemic lupus erythematosus: winning through weaning. Lancet, 6(3), E133-E134. https://doi.org/10.1016/S2665-9913(24)00001-8
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Barcellini, W., & Fattizzo, B. (2025). Management of autoimmune hemolytic anemia. Hematology. American Society of Hematology. Education Program, 2025(1), 305–311. https://doi.org/10.1182/hematology.2025000719
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Cooper, N., et al. (2025). Patient survey in immune thrombocytopenia (ITP): Identifying unmet needs related to treatment and disease control in patients living in the United States. British Journal of Haematology, 207(3), 1038–1046. https://doi.org/10.1111/bjh.20257